UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1925 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 13, 2006 we entered into a farm-in arrangement with Suncor Energy Inc., of Calgary, Alberta. Under the terms of the arrangement we and our partners will participate, with a 100% working interest, in the cost to drill an exploratory well on approximately 18,000 acres of leases owned by Suncor Energy. By drilling the first well, the group will earn a 100% working interest in approximately 7,000 acres and will have the option to drill a second well in 2007 to earn its interest in the remaining lands. Suncor Energy will retain a 12.5% gross overriding royalty on the lands. We are the majority partner with a 50% position in the partnership. The exploration stage is a dolomitized Slave Point reef at a depth of approximately 8,900 feet.

Item 7.01. Regulation FD Disclosure

On March 13, 2006, the Registrant provided an update on its exploration projects located in eastern Nevada and announced a new drilling initiative in northern Alberta, Canada.

Item 9.01	Financial Statements and Exhibits
10.1	Farmout and Option Agreement amongst Suncor Energy dated March 7, 2006*
99.1	News Release dated March 13, 2006.

*Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Drew Bonnell

Drew Bonnell, Director

Date: March 17, 2006